EXHIBIT 24.3

ATTORNEY CERTIFICATION

We the undersigned, Directors, hereby certify as follows:

1.	Jose E. Silva, Dianeth M. de Ospino and Marta de Saavedra, who signed the attached report, is authorized to sign on behalf of Filippone Business S.A..

2.	The above signature is binding on Filippone Business S.A.in respect of the attached report.

3.	The above authorized signatory signed this document before me and was identified by me in person according to an identity card.

4.	Jose E. Silva, Dianeth M. de Ospino and Marta de Saavedra was made an authorized signatory of Filippone Business S.A. pursuant to Panamanian law.

January 23, 2014 Date	/s/ Jose E. Silva /s/ Dianeth M. de Ospino /s/ Marta de Saavedra Jose E. Silva, Dianeth M. de Ospino, Marta de Saavedra